Exhibit 99.1

Consolidated Financial Statements Signature Fruit Company, LLC Years ended December 31, 2005 and December 25, 2004 With Report of Independent Auditors

Signature Fruit Company, LLC

Consolidated Financial Statements

Years ended December 31, 2005 and December 25, 2004

Contents

Report of Independent Auditors                            1

Audited Consolidated Financial Statements

Consolidated Balance Sheets                              2
Consolidated Statements of Operations                        3
Consolidated Statements of Members’ Equity                     4
Consolidated Statements of Cash Flows                       5
Notes to Consolidated Financial Statements                      6

Report of Independent Auditors

The Management and Board of Directors
Signature Fruit Company, LLC

We have audited the accompanying consolidated balance sheets of Signature Fruit Company, LLC and subsidiary (the “Company”) as of December 31, 2005 and December 25, 2004, and the related consolidated statements of operations, members’ equity and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company’s internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Signature Fruit Company, LLC and subsidiary at December 31, 2005 and December 25, 2004, and the consolidated results of their operations and their cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States.

/s/ Ernst & Young LLP
San Jose, California
February 1, 2006
except for Note 14, as to which the date is
June 15, 2006

Signature Fruit Company, LLC

Consolidated Balance Sheets

(In Thousands)

	December 31,	December 25,
	2005	2004
Assets
Current assets:
Cash and cash equivalents	$1,175	$630
Trade accounts receivable, net of allowances of $2,571 in 2005 and $2,626 in 2004	20,576	19,187
Inventories	153,040	173,342
Intercompany receivable in lieu of tax benefit	1,900	717
Prepaid expenses and other current assets	693	744
Total current assets	177,384	194,620

Property, plant and equipment, net	74,283	79,955
Assets held for sale	–	7,084
Investments	–	428
Other assets	299	1,307
Total assets	$251,966	$283,394

Liabilities and members’ equity
Current liabilities:
Bank overdraft	$1,096	$1,842
Accounts payable	2,071	1,443
Accrued liabilities	15,840	17,149
Accrued interest	2,301	1,973
Revolving line of credit	77,873	96,228
Current portion of long-term debt	21,067	11,428
Total current liabilities	120,248	130,063

Payable to vendor	7,360	7,360
Long-term debt, less current portion	88,783	99,474

Members’ equity:
Class A membership interest	53,000	53,000
Accumulated deficit	(17,425)	(6,503)
Total members’ equity	35,575	46,497
Total liabilities and members’ equity	$251,966	$283,394

See accompanying notes.

Signature Fruit Company, LLC

Consolidated Statements of Operations

(In Thousands)

	Year ended December 31, 2005	Year ended December 25, 2004

Net sales	$241,189	$242,577
Cost of goods sold	223,573	210,314
Gross profit	17,616	32,263

Selling, general and administrative expenses	21,926	22,026
Income (loss) from operations	(4,310)	10,237

Other income (expense):
Interest expense, net	(15,394)	(14,098)
Other income	944	885
	(18,760)	(2,976)
Intercompany allocation in lieu of income tax benefit	7,838	4,797
Net income (loss)	$(10,922)	$1,821

See accompanying notes.

Signature Fruit Company, LLC

Consolidated Statements of Members’ Equity

Years ended December 31, 2005 and December 25, 2004

(In Thousands)

	Class A Membership Interest	Accumulated Deficit	Total Members’ Equity

Balance at December 27, 2003	$53,000	$(8,324)	$44,676
Net income and comprehensive income	–	1,821	1,821
Balance at December 25, 2004	53,000	(6,503)	46,497
Net loss and comprehensive loss	–	(10,922)	(10,922)
Balance at December 31, 2005	$53,000	$(17,425)	$35,575

See accompanying notes.

Signature Fruit Company, LLC

Consolidated Statements of Cash Flows

(In Thousands)

	Year ended December 31, 2005	Year ended December 25, 2004
Operating activities
Net income (loss)	$(10,922)	$1,821
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation	8,445	8,598
Amortization of debt issuance costs	678	678
Accretion of interest expense on notes payable	741	969
Impairment charge on Fruit asset held for sale	–	3,119
(Gain) loss on disposal of property, plant and equipment	1,783	(719)
Changes in operating assets and liabilities:
Trade accounts receivable	(1,389)	3,662
Inventories	20,302	(13,513)
Prepaid expenses, current assets and other assets	381	192
Intercompany receivable in lieu of tax benefit	(1,183)	258
Bank overdraft	(746)	(426)
Accounts payable and accrued liabilities	(681)	1,269
Accrued interest and other liabilities	328	(2,413)
Net cash provided by operating activities	17,737	3,495

Investing activities
Payments for purchases of property, plant and equipment	(5,018)	(6,221)
Proceeds from sales of property, plant and equipment	7,546	8,158
Net cash provided by investing activities	2,528	1,937

Financing activities
Borrowings on revolving line of credit	262,915	286,259
Repayments on revolving line of credit	(281,270)	(276,876)
Borrowings on long-term debt	23,367	–
Repayments on long-term debt	(24,732)	(14,448)
Net cash used in financing activities	(19,720)	(5,065)

Increase in cash and cash equivalents	545	367
Cash and cash equivalents at beginning of year	630	263
Cash and cash equivalents at end of year	$1,175	$630

Supplemental disclosure of cash flow information
Cash paid during the year for interest	$14,326	$14,448

Supplemental disclosure of noncash financing activities
Redemption of securities to bank to reduce outstanding
borrowings in lieu of cash payments	$428	$2,421

See accompanying notes.

Signature Fruit Company, LLC

Notes to Consolidated Financial Statements

December 31, 2005

1. Organization

Signature Fruit Company, LLC (“Signature Fruit”) and its wholly owned subsidiary, Signature Tomato, Inc. (“Tomato”) (collectively, the “Company”), are in the business of manufacturing and marketing processed foods, primarily processed fruit products. Signature Fruit sells its products under an assortment of labels to a variety of food retailers and food service companies. Signature Fruit is a wholly owned subsidiary of John Hancock Life Insurance Company (the “Parent”). As of December 31, 2005, Tomato had no significant remaining assets or liabilities, and for the years ended December 31, 2005 and December 25, 2004, Tomato had no manufacturing operations.

2. Summary of Significant Accounting Policies

Principles of Consolidation

The consolidated financial statements include the accounts of Signature Fruit and its wholly owned subsidiary Tomato. All significant intercompany transactions and balances are eliminated upon consolidation.

Fiscal Year

The Company maintains a 52/53-week fiscal year cycle. Fiscal years ended December 31, 2005 and December 25, 2004 consisted of 53 weeks and 52 weeks, respectively.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts in the financial statements and accompanying notes. Areas affected by estimates include accounts receivable reserves and allowances, inventory reserves, impairment of long-lived assets, and certain accrued liabilities including workers’ compensation reserves. Actual results could differ from those estimates.

2. Summary of Significant Accounting Policies (continued)

Cash and Cash Equivalents

Cash and cash equivalents are carried at cost, which approximates market value, and consist of deposit amounts and highly liquid investments with original maturities of three months or less. The Company places its cash in depository accounts of highly rated financial institutions in order to minimize concentrations of credit risk.

Accounts Receivable

The Company’s products are primarily sold to commercial customers throughout the United States, various foreign countries and to the United States government. Substantially all foreign sales are denominated in U.S. dollars. Accounts receivable are stated net of promotional and other allowances. The Company performs ongoing credit evaluations of its commercial customers and generally does not require collateral. The Company establishes allowances for potential credit losses. Historically, such losses have been within the expectations of management. Accounts receivable are charged against the allowance when the Company determines that payments will not be received. Any subsequent receipts are credited to the allowance.

Inventories

Inventory is stated at the lower of cost (on the first-in, first-out basis) or market. The Company provides for excess and obsolete inventories in the period when excess and obsolescence are determined to have occurred.

Property, Plant and Equipment

Property, plant and equipment are stated at cost and are depreciated over their estimated useful lives on a straight-line basis. The ranges of estimated useful lives used for depreciable assets are as follows:

Buildings and leasehold improvements	10 to 30 years
Machinery and equipment	3 to 15 years

2. Summary of Significant Accounting Policies (continued)

Impairment of Long-Lived Assets

The Company evaluates its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets held for sale are reported at the lower of their carrying amount or fair value less costs to sell.

Revenue Recognition

The Company recognizes revenue from sales of product when title of product passes to the buyer, which usually occurs upon shipment of the product. Sales revenues are reported net of promotional and cash discounts. Customers generally do not have the right to return a product unless it is damaged or defective. Shipping and handling revenues are included in sales revenues.

Shipping and Handling Costs

Costs incurred related to the fulfillment of customer orders and shipment of merchandise from the Company’s distribution facilities to customers are recorded in cost of goods sold.

Income Taxes

Signature Fruit is a single-member limited liability company treated as a division of the Parent for income tax purposes. Accordingly, the Company is generally not responsible for the payment of income taxes in the United States. For financial reporting purposes, the Company has entered into a tax allocation agreement with the Parent whereby the Company is allocated taxes (benefits) based on the Parent’s determination of the impact of the inclusion of the Company’s income (loss) in the Parent’s consolidated income tax returns. Amounts determined under this intercompany tax allocation methodology are included as an “intercompany receivable in lieu of income tax benefit” in the accompanying financial statements. The Parent generally remits the intercompany receivable quarterly in connection with its utilization of the Company’s losses in the Parent’s consolidated federal income tax return.

2. Summary of Significant Accounting Policies (continued)

Income Taxes (continued)

Tomato is a C corporation. As such, Tomato uses the liability method to account for income taxes, wherein deferred tax assets and liabilities are determined based on differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.

Fair Value of Financial Instruments

The carrying amount of certain of the Company’s financial instruments, including accounts receivable, bank overdraft, accounts payable, and accrued liabilities, approximates fair value due to the relatively short maturity of such instruments. The majority of long-term debt and other financial instruments have variable interest rates that reset frequently; therefore, their carrying value does not differ materially from their calculated fair value.

Concentrations of Credit Risk and Labor Supply

For each of the years ended December 31, 2005 and December 25, 2004, one customer accounted for 17% of net sales; no other individual customers accounted for more than 10% of net sales in 2005 or 2004. Additionally, the same customer accounted for 29% and 16% of gross trade accounts receivable at December 31, 2005 and December 25, 2004, respectively; no other customer accounted for more than 10% of trade accounts receivable.

Approximately 96% of the Company’s hourly and seasonal work force is employed under a union collective bargaining agreement, which expires in July 2006.

Comprehensive Income (Loss)

The Company has no significant items of other comprehensive income in the periods presented. Therefore, net income (loss) as presented in the accompanying consolidated statements of operations equals comprehensive income (loss).

2. Summary of Significant Accounting Policies (continued)

Recent Accounting Pronouncements

In November 2004, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 151, Inventory Costs - an Amendment of ARB No. 43, Chapter 4 (“FAS 151”). FAS 151 clarifies the accounting that requires abnormal amounts of idle facility expenses, freight, handling costs, and spoilage costs to be recognized as current-period charges. It also requires that allocation of fixed production overheads to the costs of conversion be based on the normal capacity of the production facilities. FAS 151 will be effective for inventory costs incurred in fiscal years beginning after July 1, 2005, or fiscal year 2006 for the Company. The Company is currently evaluating the impact of this standard on its consolidated financial statements and believes the impact to be immaterial.

3. Inventories

Inventories consist of the following:

	December 31, 2005	December 25, 2004

Finished product	$144,494,000	$162,087,000
Raw materials and supplies	6,454,000	9,246,000
Other, principally packaging materials	2,092,000	2,009,000
	$153,040,000	$173,342,000

4. Property, Plant and Equipment

Property, plant and equipment consist of the following:

	December 31, 2005	December 25, 2004

Land	$12,234,000	$12,234,000
Buildings and improvements	27,934,000	27,135,000
Machinery and equipment	62,984,000	63,550,000
Capital projects in progress	868,000	1,486,000
	104,020,000	104,405,000
Accumulated depreciation	(29,737,000)	(24,450,000)
Total	$74,283,000	$79,955,000

5. Impairment of Long-Lived Assets

In fiscal 2004, the Company recorded an impairment charge of $3,119,000 to reduce the carrying value of an idle facility to its estimated fair value less costs to sell of $7,084,000 (Note 6), which was charged to selling, general and administrative expenses in the accompanying consolidated statement of operations in accordance with FAS 144, Accounting for the Impairment or Disposal of Long-Lived Assets.

6. Assets Held for Sale

Assets held for sale of $7,084,000 (Note 5) at December 25, 2004, consisted of land, buildings, and equipment held by Signature Fruit that would not be used in the ongoing operations of the Company. These assets were sold in fiscal 2005 and proceeds from the sale were used to pay down the Note Payable to TVG (Note 9). The $84,000 gain on the sale of the assets is included in selling, general and administrative expenses in the accompanying consolidated statement of operations for the year ended December 31, 2005.

There were no assets classified as held for sale at December 31, 2005.

7. Revolving Line of Credit

The Company has an asset-based revolving line of credit facility with a bank that provides for borrowings of up to $150,000,000. The revolving line of credit is collateralized primarily by a security interest in the Company’s accounts receivable and inventories. Interest on this revolving line of credit is based on, at the option of the Company, either the bank’s prime commercial rate plus 0.50% or the LIBOR rate plus 2.50% (7.75% or 6.89%, respectively, at December 31, 2005). Interest is payable monthly. The revolving line of credit agreement contains certain restrictive covenants that, among other things, require the Company to meet specific fixed charge coverage ratios and tangible net worth levels. The Company is required to pay commitment fees equal to 0.50% per annum on any unused portion of the revolving line of credit.

Under the agreement with the bank, cash receipts of the Company are received by the bank and applied against the outstanding balance. The Company periodically draws on the available line to fund operations. At December 31, 2005 and December 25, 2004, outstanding borrowings on the revolving line of credit were $77,873,000 and $96,228,000, respectively. All outstanding borrowings are due and payable on March 13, 2006, the date of expiration of the revolving line of credit agreement. Availability under the revolving line of credit was approximately $16,200,000 at December 31, 2005.

Subsequent to year-end, the Company amended its revolving line of credit agreement (Note 14).

8. Payable to Vendor

Payable to vendor represents a noninterest-bearing agreement with a supplier whereby the Company is permitted to defer up to $8,000,000 of payments until March 31, 2006. Under the terms of the agreement with the vendor, the purchase price paid by the Company for materials from the vendor must not be greater than the average price charged by the vendor for similar products. Accordingly, the Company believes the materials are acquired at fair value, and the carrying value of the payable has not been discounted to provide for the periodic interest expense. The payable balance of $7,360,000 at each of December 31, 2005 and December 25, 2004, is secured by a letter of credit with a bank, which is guaranteed by the Parent and expires July 26, 2006.

The agreement includes a provision that in the event the Company defaults on other debt agreements, this amount also becomes immediately due and payable.

9. Long-Term Debt

The Company has several long-term debt instruments, all of which are collateralized by a security interest in substantially all of the Company’s property, plant and equipment. The working capital loan and notes payable contain certain restrictive covenants that, among other things, require the Company to meet specific interest coverage ratios and tangible net worth levels.

Long-term debt consists of the following:

	December 31, 2005	December 25, 2004

Working capital loan from Parent	$49,367,000	$36,000,000
Signature Fruit senior secured notes	55,666,000	55,995,000
Signature Fruit note payable to bank	4,817,000	10,294,000
Note payable to TVG	-	8,613,000
Total debt	109,850,000	110,902,000
Less current portion	21,067,000	11,428,000
Long-term debt	$88,783,000	$99,474,000

Working Capital Loan from Parent

The Company has a working capital loan agreement with the Parent, consisting of two components. Interest on the borrowings under the agreement is based on, at the option of the Company, either the prime rate plus 0.25% or the LIBOR rate plus 3.50% (7.50% or 7.89%, respectively, at December 31, 2005). Interest is payable monthly.

In 2004, borrowings of $30,000,000 were converted to a term loan with a maturity date of April 13, 2006. In 2005, an additional balance of $3,117,000 was converted to the term loan. At December 31, 2005 and December 25, 2004, outstanding borrowings under the term loan component of the working capital loan of $33,117,000 and $30,000,000, respectively, were classified as long-term debt in the accompanying consolidated balance sheets.

9. Long-Term Debt (continued)

Working Capital Loan from Parent (continued)

The second component is an excess liquidity loan that provides for borrowings of up to $26,883,000, through April 13, 2006, the proceeds of which shall be used for working capital purposes. At December 31, 2005 and December 25, 2004, outstanding borrowings under this component of the working capital loan of $16,250,000 and $6,000,000, respectively, were classified as short-term debt in the accompanying consolidated balance sheets.

Subsequent to year-end, the Company amended its working capital loan agreement with the Parent (Note 14).

Senior Secured Notes

The Signature Fruit senior secured notes bear interest at 10%, with the principal due in one lump-sum payment on April 1, 2007. Interest is payable quarterly. At December 31, 2005 and December 25, 2004, the Company’s Parent, its affiliates and other related parties held $49,172,000 and $49,463,000, respectively, of the principal amount of these notes.

Subsequent to year-end, the Company amended its senior secured notes (Note 14).

Note Payable to Bank

The Signature Fruit note payable to bank of $4,817,000 bears interest at 10%, payable monthly, with principal payments of $1,250,000, payable quarterly, and any unpaid principal balance due April 1, 2006. As part of this arrangement, the bank issued nonvoting, noninterest-bearing securities to the Company that had a balance of $428,000 at December 25, 2004. These securities, recorded on the cost basis, were classified as investments in the accompanying consolidated balance sheets. Quarterly through March 26, 2005, the bank redeemed a portion of the Company’s investment in the bank with an offsetting reduction to this note. The amounts redeemed were subject to an annual vote of the bank’s board of directors. As of December 31, 2005, the securities have been fully redeemed.

Subsequent to year-end, the Company repaid in full the Signature Fruit note payable to bank (Note 14).

9. Long-Term Debt (continued)

Note Payable to TVG

In conjunction with the Company’s formation in 2001, the Company issued a $10,000,000 noninterest-bearing note payable to the former Tri Valley Growers entity (“TVG”). This note requires a lump-sum payment on March 31, 2006. This note was discounted by the Company at the time of issuance using an interest rate of 12%, and the resulting discount of $4,496,000 on the note was amortized as interest expense using the effective-interest method over the term of the debt. For the years ended December 31, 2005 and December 25, 2004, the Company recognized interest expense of $741,000 and $969,000, respectively. In April 2005, proceeds from the sale of assets (Note 6), along with cash generated from operations, were used to repay the outstanding balance on the note payable to TVG of $9,354,000.

Debt Issuance Costs

During the year ended December 27, 2003, the Company incurred debt issuance costs of $2,034,000, related to the Company’s revolving line of credit (Note 7), which are being amortized to interest expense using the effective-interest method through March 13, 2006. For each of the years ended December 31, 2005 and December 25, 2004, the Company recognized amortization of $678,000 to interest expense in the accompanying statements of operations. As of December 31, 2005, remaining prepaid loan costs of $104,000 are included in other assets in the accompanying consolidated balance sheet.

Scheduled Maturities of Long-Term Debt

At December 31, 2005, future scheduled maturities of long-term debt, excluding the payable to vendor disclosed in Note 8, were as follows:

2006	$21,067,000
2007	33,117,000
2008	55,666,000
$109,850,000

10. Members’ Equity

At December 31, 2005 and December 25, 2004, the Class A Members are entitled to 100% of the Company’s earnings and distributions, subject to certain limitations.

On April 2, 2001, Class C Member interests were issued to TVG for no monetary consideration. Class C Members are entitled to 2% of future distributions after the Company achieves certain performance thresholds. These thresholds include the generation of sufficient net cash flow to allow for the repayment in full of the Company’s outstanding debt and the achievement of a 15% annual return on capital by the Class A Members.

11. Related-Party Transactions

The Company has entered into various debt agreements with the Parent, or in which the Parent participates (Note 9).

During 2005, the Company received $1,006,000 in cash from the Parent for the purchase of certain products to be shipped to various agencies on behalf of Hurricane Katrina victims. During the year, the Company recognized $882,000 of the proceeds as revenue. The remaining balance of $124,000 is recorded as an unearned revenue liability to the Parent at December 31, 2005.

12. Employee Benefit Plans

The Company participates in several multiemployer pension plans, which provide defined benefits to certain union employees. Company contributions to multiemployer plans charged to expense for the years ended December 31, 2005 and December 25, 2004, were $2,196,000 and $2,327,000, respectively.

The Company also sponsors a 401(k) pension plan covering substantially all salaried employees. Company contributions to the plan are based on employee contributions or compensation. Company contributions to this plan charged to expense for the years ended December 31, 2005 and December 25, 2004, were $460,000 and $719,000, respectively.

13. Commitments and Contingencies

Lease Commitments

Future minimum rental payments under noncancelable operating leases having an initial term of one year or more are primarily related to manufacturing equipment and are summarized as follows:

2006	$5,029,000
2007	4,346,000
2008	1,314,000
2009	1,328,000
2010	482,000
Thereafter	49,000
$12,548,000

Rental expense for all operating leases totaled $6,831,000 and $6,759,000 for the years ended December 31, 2005 and December 25, 2004, respectively.

Grower Commitments

The Company has entered into noncancelable agreements with fruit growers and other vendors, with terms ranging from one to five years, to purchase certain fixed quantities or acreage of raw products. The purchase price of fruit acquired under these agreements is based upon a market price established from negotiations between the Company, other companies in the industry, and a bargaining association for the growers each year before the harvest. Total purchases under these agreements were $49.2 million and $60.3 million during the years ended December 31, 2005 and December 25, 2004, respectively.

At December 31, 2005, estimated aggregate future payments under such purchase commitments (priced at the December 31, 2005 estimated cost) are as follows:

2006	$39,956,000
2007	35,403,000
2008	21,766,000
2009	22,769,000
2010	9,077,000
Thereafter	43,525,000
$172,496,000

13. Commitments and Contingencies (continued)

Workers’ Compensation

The Company is self-insured for a substantial portion of the cost of workers’ compensation benefits for claims from its employees. The Company purchases insurance from a third party, which provides individual and aggregate stop-loss protection for these costs. The Company utilizes a third-party administrator to monitor the number and the severity of such claims to develop appropriate estimates for expected costs to provide both medical care and disability benefits. The Company’s workers’ compensation reserve is developed using actuarial estimates of the expected cost and length of time an employee will be unable to work based on industry statistics for the cost of similar disabilities. This statistical information is trended to provide estimates of future expected costs based on factors developed from the Company’s experience of actual claims cost compared to original estimates. The Company had accrued workers’ compensation reserves classified within accrued liabilities of $7,824,000 and $7,742,000 in the accompanying consolidated balance sheets at December 31, 2005 and December 25, 2004, respectively.

Legal Proceedings

From time to time, the Company may be involved in claims, assessments, litigation or other legal actions that arise in the normal course of business. At December 31, 2005, in the opinion of management, none of these claims and actions, individually or in the aggregate, will have a material effect on the financial position of the Company.

14. Subsequent Events

Payable to Vendor

Effective January 1, 2006, the Company terminated the noninterest-bearing agreement with a supplier and signed a new five-year agreement which permits the Company to defer up to $8,000,000 of payments until December 31, 2010. Under the terms of the agreement with the vendor, the purchase price paid by the Company for materials from the vendor must not be greater than the average price charged by the vendor for similar products. The payable balance is secured by a letter of credit with a bank which is guaranteed by the Parent.

14. Subsequent Events (continued)

Notes Payable to Bank

As described in Note 9 to the financial statements, at December 31, 2005 the Company had a note payable to a bank with a due date of April 1, 2006. In accordance with the terms of the agreement, in April 2006, the Company fully repaid the remaining principal balance outstanding on the note with proceeds from operations.

Revolving Line of Credit

As described in Note 7 to the financial statements, the Company has an asset-based revolving line of credit with a bank with a due date of March 13, 2006. Subsequent to year-end, the term of this revolving line of credit agreement was extended for a period of four months. Effective June 15, 2006, the Company extended the term of this revolving line of credit agreement through May 31, 2007, on the same borrowing terms as described in Note 7.

Working Capital Loan from Parent

Effective June 15, 2006, the term of the working capital loan from Parent as described in Note 9 to the financial statements has been extended through June 30, 2007, on the same borrowing terms as described in Note 9.

Senior Secured Notes

Effective June 15, 2006, the term of the Signature Fruit senior secured note payable as described in Note 9 to the financial statements has been extended through April 1, 2008, on the same borrowing terms as described in Note 9.